Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS STRONG FULL-YEAR REVENUES AND EBITDA

- Net Revenues of $1,019.9 million -
- Segment EBITDA of $345.7 million -
- Non-cash impairment charges relating to Bulgaria and Ukraine -

HAMILTON, BERMUDA, February 25, 2009 – Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the fourth quarter and full-year ended December 31, 2008.

Net revenues for the year ended December 31, 2008 increased 22% to $1,019.9 million, compared to the year ended December 31, 2007. Operating income decreased $338.3 million to a loss of $(127.8) million as a result of an impairment charge of $336.8 million relating to the Company’s Ukraine and Bulgarian operations. Net income from continuing operations decreased $344.8 million to a loss of $(251.8) million, and fully diluted earnings per share in respect of continuing operations decreased $8.18 to a loss of $(5.95).  Segment EBITDA(1) for the year ended December 31, 2008 increased 7% to $345.7 million, compared to the year ended December 31, 2007.

Net revenues for the fourth quarter of 2008 decreased 3% to $291.5 million, compared to the fourth quarter of 2007. Operating income for the quarter decreased $378.4 million to a loss of $(279.2) million as a result of the impairment charge. Net income from continuing operations decreased $394.6 million to a loss of $(322.0) million, and fully diluted earnings per share in respect of continuing operations decreased by $9.35 to a loss of $(7.61).  Segment EBITDA for the quarter declined 28% to $93.6 million, compared to the fourth quarter of 2007.

Adrian Sarbu, President and Chief Operating Officer of CME, commented: “2008 was an outstanding year for our core stations despite a difficult fourth quarter. I am particularly pleased with the performance of our Czech and Romanian operations which both delivered their best ever results. In Croatia we enjoyed our highest growth yet in audience share and revenues. In an environment where companies all over the world are struggling, we remain leaders in our markets. 2009 will be challenging as we face adverse macroeconomic conditions and reduced visibility across our markets. We have taken aggressive measures to reduce our operating costs and capex and will take steps necessary to maximize our revenues and liquidity. We expect to emerge from the current economic crisis with our leadership positions intact and to return to our path of growth.”

- continued -

(1)
Total Segment Data, Segment Net Revenues and Segment EBITDA as used in this press release are all non-US GAAP measures For further details, including a reconciliation to the most directly comparable US GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non-US GAAP)’ below.  We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Consolidated Results for the Three Months Ended December 31, 2008

Consolidated net revenues for the three months ended December 31, 2008 decreased by 3% to $291.5 million from $300.6 million for the three months ended December 31, 2007.  Operating income for the quarter was a loss of $(279.2) million compared to income of $99.2 million for the three months ended December 31, 2007.  Net income for the quarter was a loss of $(323.3) million compared to income of $73.0 million for the three months ended December 31, 2007.  Fully diluted earnings per share for the three months ended December 31, 2008 decreased $9.35 to a loss of $(7.64).

Headline Consolidated Results for the three months ended December 31, 2008 and 2007 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Three Months Ended December 31, (US $000’s)
	2008	2007	$ change	% change
Net revenues	$291,500	$300,552	$(9,052)	(3)%
Operating (loss) / income	$(279,170)	$99,195	$(378,365)	Nm
Net (loss) / income from continuing operations	$(322,039)	$74,418	$(396,457)	Nm
Net (loss) / income	$(323,289)	$72,991	$(396,280)	Nm
Fully diluted (loss) / earnings per share from continuing operations	$(7.61)	$1.74	$(9.35)	Nm
Fully diluted (loss) / earnings per share	$(7.64)	$1.71	$(9.35)	Nm

Consolidated Results for the Year Ended December 31, 2008

Consolidated net revenues for the year ended December 31, 2008 increased by 22% to $1,019.9 million from $838.9 million for the year ended December 31, 2007.  Operating income for the year was a loss of $(127.8) million compared to income of $210.5 million for the year ended December 31, 2007.  Net income for the year was a loss of $(255.5) million compared to income of $88.6 million for the year ended December 31, 2007.  Fully diluted earnings per share decreased from $2.12 to a loss of $(6.04) for the year ended December 31, 2008.

Headline Consolidated Results for the years ended December 31, 2008 and 2007 were:

	CONSOLIDATED RESULTS
	For the Year Ended December 31, (US $000’s)
	2008	2007	$ change	% change
Net revenues	$1,019,934	$838,856	$181,078	22%
Operating (loss) / income	$(127,797)	$210,456	$(338,253)	Nm
Net (loss) / income from continuing operations	$(251,759)	$93,048	$(344,807)	Nm
Net (loss) / income	$(255,544)	$88,568	$(344,112)	Nm
Fully diluted (loss) / earnings per share from continuing operations	$(5.95)	$2.23	$(8.18)	Nm
Fully diluted (loss) / earnings per share	$(6.04)	$2.12	$(8.16)	Nm

Segment Results

We evaluate the performance of our television operations based on Segment Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

Segment Results for the Three Months Ended December 31, 2008

For the three months ended December 31, 2008, Total Segment Net Revenues declined 3% to $291.5 million from $300.6 million for the three months ended December 31, 2007. Total Segment EBITDA for the three months ended December 31, 2008 declined 28% to $93.6 million from $129.8 million in the three months ended December 31, 2007. Segment EBITDA margin for the three months ended December 31, 2008 was 32% compared to 43% for the three months ended December 31, 2007.

Our Total Segment Net Revenues, Total Segment EBITDA and Segment EBITDA margin for the three months ended December 31, 2008 and 2007 were:

	SEGMENT RESULTS (Unaudited)
	For the Three Months Ended December 31, (US $000's)
	2008	2007	$ change	% change
Segment Net Revenues – Broadcast Operations	$288,899	$298,996	$(10,097)	(3%)
Segment Net Revenues – Non-Broadcast Operations	$2,601	$1,556	$1,045	67%
Total Segment Net Revenues	$291,500	$300,552	$(9,052)	(3%)
Segment EBITDA – Broadcast Operations	$96,137	$131,248	$(35,111)	(27%)
Segment EBITDA – Non-Broadcast Operations	$(2,548)	$(1,481)	$1,067	72%
Total Segment EBITDA	$93,589	$129,767	$(36,178)	(28%)
Segment EBITDA margin	32%	43%

Segment Results for the Year Ended December 31, 2008

For the year ended December 31, 2008, Total Segment Net Revenues increased 22% to $1,019.9 million from $838.9 million for the year ended December 31, 2007.  Total Segment EBITDA for the year ended December 31, 2008 increased 7% to $345.7 million from $323.5 million in the year ended December 31, 2007. Segment EBITDA margin for the year ended December 31, 2008 was 34% compared to 39% for the year ended December 31, 2007.

Our Total Segment Net Revenues, Total Segment EBITDA and Segment EBITDA margin for the year ended December 31, 2008 and 2007 were:

	SEGMENT RESULTS (Unaudited)
	For the Year Ended December 31, (US $000's)
	2008	2007	$ change	% change
Segment Net Revenues – Broadcast Operations	$1,010,404	$835,232	$175,172	21%
Segment Net Revenues – Non-Broadcast Operations	$9,530	$3,624	$5,906	163%
Total Segment Net Revenues	$1,019,934	$838,856	$181,078	22%
Segment EBITDA – Broadcast Operations	$354,387	$327,330	$27,057	8%
Segment EBITDA – Non-Broadcast Operations	$(8,707)	$(3,878)	$4,829	125%
Total Segment EBITDA	$345,680	$323,452	$22,228	7%
Segment EBITDA margin	34%	39%

CME will host a teleconference to discuss its fourth quarter and 2008 year-end results on Wednesday, February 25, 2009 at 10:00 a.m. EST (3:00 p.m. GMT and 4:00 p.m. CET).  The teleconference will refer to presentation slides, which will be available on CME’s website at www.cetv-net.com prior to the call.

To access the teleconference, U.S. and international callers may dial +1 412-317-9250 ten minutes prior to the start time and reference passcode: 9381217. The conference call will be broadcast live via www.cetv-net.com.

A replay of the teleconference will be available for one week following the call and can be accessed by dialing +1 412-317-0088 for U.S. and international callers, passcode: 9381217. A digital audio replay in mp3 format will also be archived on the Company’s web site for two weeks following the call.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements, including those relating to our capital needs, business strategy, expectations and intentions.  For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to: the effect of the credit crisis and economic downturn in our markets as well as in the United States and Western Europe; decreases in television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the impact of any additional investments we make in our Bulgaria, Croatia and Ukraine operations; our effectiveness in implementing our strategic plan for the Studio 1+1 group in Ukraine; our ability to make future investments in television broadcast operations; our ability to develop and  implement strategies regarding sales and multi-channel distribution; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; the timely renewals of broadcasting licenses and our ability to obtain additional frequencies and licenses; and our ability to acquire necessary programming and attract audiences. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in CME’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on February 25, 2009.

This press release should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on February 25, 2009.

We make available, free of charge, on our website at www.cetv-net.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a broadcasting company operating leading networks in seven Central and Eastern European countries with an aggregate population of approximately 97 million people. The company’s television stations are located in Bulgaria (TV2 and Ring TV), Croatia (Nova TV), Czech Republic (TV Nova, Nova Cinema and Nova Sport), Romania (PRO TV, PRO TV International, Acasa, PRO Cinema, Sport.ro and MTV Romania), Slovakia (TV Markíza and Nova Sport), Slovenia (POP TV and Kanal A) and Ukraine (Studio 1+1, Studio 1+1 International and Kino). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cetv-net.com or contact:

Romana Tomasová, Vice President - Corporate Communications, Central European Media Enterprises +44 20 7430 5357 romana.tomasova@cme-net.com

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Years Ended December 31,
	2008	2007	2006
Net revenues	$1,019,934	$838,856	$602,646
Operating costs	145,210	116,859	89,486
Cost of programming	438,203	327,230	226,133
Station selling, general and administrative expenses	90,841	71,315	64,975
Depreciation of station property, plant & equipment	51,668	32,653	25,430
Amortization of broadcast licenses and other intangibles	35,381	24,970	18,799
Corporate operating costs (including the cost of settling our Croatia litigation of $12.5 million in 2007 and non-cash stock-based compensation of $6.1 million, $5.7 million and $3.6 million in 2008, 2007 and 2006, respectively)	49,676	55,373	34,104
Impairment charge	336,752	-	748
Operating (loss) / income	(127,797)	210,456	142,971
Interest expense, net	(58,469)	(49,208)	(37,853)
Foreign currency exchange loss, net	(37,877)	(34,409)	(44,892)
Change in fair value of derivatives	6,360	(3,703)	(12,539)
Other income	2,620	7,891	3,059
(Loss) / income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	(215,163)	131,027	50,746
Provision for income taxes	(34,525)	(20,822)	(14,952)
(Loss) / income before minority interest, equity in income of unconsolidated affiliates and discontinued operations	(249,688)	110,205	35,794
Minority interest in income of consolidated subsidiaries	(2,071)	(17,157)	(13,602)
Equity in loss of unconsolidated affiliates	-	-	(730)
Gain on sale of unconsolidated affiliate	-	-	6,179
Net (loss) / income from continuing operations	(251,759)	93,048	27,641
Net loss from discontinued operations	(3,785)	(4,480)	(7,217)
Net (loss) / income	$(255,544)	$88,568	$20,424

PER SHARE DATA:
Net (loss) / income per share
Continuing operations – Basic	$(5.95)	$2.25	$0.69
Continuing operations – Diluted	(5.95)	2.23	0.68
Discontinued operations – Basic	(0.09)	(0.11)	(0.18)
Discontinued operations – Diluted	(0.09)	(0.11)	(0.18)
Net (loss) / income – Basic	(6.04)	2.14	0.51
Net (loss) / income – Diluted	$(6.04)	$2.12	$0.50

Weighted average common shares used in computing per share amounts (000s):
Basic	42,328	41,384	40,027
Diluted	42,328	41,833	40,600

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
(Unaudited)
	For the Three Months Ended December 31,
	2008	2007
Net revenues	$291,500	$300,552
Operating costs	36,975	33,873
Cost of programming	130,978	114,196
Station selling, general and administrative expenses	29,958	22,716
Depreciation of station property, plant & equipment	12,631	9,755
Amortization of broadcast licenses and other intangibles	9,319	8,057
Corporate operating costs (including non-cash stock-based compensation of $0.6 million, $1.6 million and $1.2 million in 2008, 2007 and 2006, respectively)	14,057	12,760
Impairment charge	336,752	-
Operating (loss) / income	(279,170)	99,195
Interest expense, net	(16,263)	(10,866)
Foreign currency exchange (loss), net	(32,291)	(5,884)
Change in fair value of derivatives	20,031	(7,200)
Other income	1,012	8,638
(Loss) / income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	(306,681)	83,883
Provision for income taxes	(15,048)	(2,189)
(Loss) / income before minority interest, equity in income of unconsolidated affiliates and discontinued operations	(321,729)	81,694
Minority interest in income of consolidated subsidiaries	(310)	(7,276)
Net (loss) / income from continuing operations	(322,039)	74,418
Net loss from discontinued operations	(1,250)	(1,427)
Net (loss) / income	$(323,289)	$72,991

PER SHARE DATA:
Net (loss) / income per share
Continuing operations – Basic	$(7.61)	$1.76
Continuing operations - Diluted	(7.61)	1.74
Discontinued operations – Basic	(0.03)	(0.03)
Discontinued operations – Diluted	(0.03)	(0.03)
Net (loss) / income – Basic	(7.64)	1.73
Net (loss) / income – Diluted	$(7.64)	$1.71

Weighted average common shares used in computing per share amounts (000s):
Basic	42,337	42,297
Diluted	42,337	42,654

Segment Data

We manage our business on a geographic basis, and review the performance of each business segment using data that reflects 100% of operating and license company results. Our segments are comprised of Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic, Slovenia and our two businesses in Ukraine.

We evaluate the performance of our segments based on Segment EBITDA. Segment Net Revenues and Segment EBITDA include the results of certain entities (primarily our operations in the Slovak Republic) that were not consolidated until January 23, 2006.

Segment EBITDA is determined as segment net income/(loss), which includes costs for program rights amortization costs, before interest, taxes, depreciation and amortization of intangible assets. Items that are not allocated to our business segments for purposes of evaluating their performance, and therefore are not included in Segment EBITDA, include:

•	expenses presented as corporate operating costs in our consolidated statements of operations;

•	stock-based compensation charges;

•	foreign currency exchange gains and losses;

•	changes in fair value of derivatives; and

•	certain unusual or infrequent items (e.g., extraordinary gains and losses, impairments of assets or investments).

We use Segment EBITDA as a component in determining management bonuses.

Below is a table showing our Segment EBITDA by operation and a reconciliation of these figures to our consolidated results for the years ended December 31, 2008, 2007 and 2006, and for the three months ended December 31, 2008 and 2007:

Reconciliation between Consolidated Statements of Operations and Total Segment Data (non-US GAAP)

	SEGMENT FINANCIAL INFORMATION
	For the Years Ended December 31,
	(US $000's)
	Segment Net Revenues (1)			Segment EBITDA
	2008	2007	2006	2008	2007	2006
Country
Bulgaria (TV2, RING TV) (2)	$1,263	$-	$-	$(10,185)	$-	$-
Croatia (NOVA TV)	54,651	37,193	22,310	(5,415)	(13,882)	(14,413)
Czech Republic (3)	376,546	279,237	208,387	208,655	156,496	100,488
Romania (4)	274,627	215,402	148,616	111,783	93,075	65,860
Slovak Republic (TV MARKIZA)	132,693	110,539	73,420	50,228	41,532	20,805
Slovenia (POP TV and KANAL A)	80,696	69,647	54,534	25,413	22,767	19,842
Ukraine (STUDIO 1+1)	96,738	125,323	96,413	(32,944)	27,000	29,973
Ukraine (KINO, CITI) (5)	2,720	1,515	726	(1,855)	(3,536)	(1,795)
Total Segment Data	$1,019,934	$838,856	$604,406	$345,680	$323,452	$220,760

Reconciliation to Consolidated Statement of Operations:

Consolidated Net Revenues / (Loss) / income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$1,019,934	$838,856	$602,646	$(215,163)	$131,027	$50,746

Corporate operating costs (including the cost of settling Croatian litigation of $12.5 million in 2007 and non-cash stock-based compensation of $6.1 million, $5.7 million and $3.6 million in 2008, 2007 and 2006, respectively)	-	-	-	49,676	55,373	34,104
Impairment charge	-	-	-	336,752	-	748
Unconsolidated Equity Affiliates (6)	-	-	1,760	-	-	(1,292)
Depreciation of station assets	-	-	-	51,668	32,653	25,430
Amortization of broadcast licenses and other intangibles	-	-	-	35,381	24,970	18,799
Interest expense, net	-	-	-	58,469	49,208	37,853
Foreign currency exchange loss, net	-	-	-	37,877	34,409	44,892
Change in fair value of derivatives	-	-	-	(6,360)	3,703	12,539
Other income	-	-	-	(2,620)	(7,891)	(3,059)
Total Segment Data	$1,019,934	$838,856	$604,406	$345,680	$323,452	$220,760

(1) All net revenues are derived from external customers.  There are no inter-segmental revenues.

(2) We acquired our Bulgaria operations on August 1, 2008.

(3) Czech Republic networks are TV NOVA, NOVA SPORT and NOVA CINEMA, which was launched in December 2007.

(4) Romanian networks are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, SPORT.RO and MTV.

(5) We acquired our Ukraine (KINO, CITI) operations in January 2006 and ceased operating the CITI channel in January 2009.

(6) Our Slovak Republic operations were accounted for as an equity affiliate until January 23, 2006.

	SEGMENT FINANCIAL INFORMATION
	For the Three Months Ended December 31,
	(US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2008	2007	2008	2007
Country
Bulgaria (TV2, RING TV)	$800	$-	$(7,084)	$-
Croatia (NOVA TV)	$16,500	$12,492	1,034	(4,082)
Czech Republic (2)	105,816	96,034	62,200	57,245
Romania (3)	77,508	79,424	29,999	35,922
Slovak Republic (TV MARKIZA)	44,565	41,924	21,268	18,521
Slovenia (POP TV and KANAL A)	22,305	25,338	8,057	10,523
Ukraine (STUDIO 1+1)	23,212	44,965	(21,628)	12,207
Ukraine (KINO, CITI) (4)	794	375	(257)	(569)
Total Segment Data	$291,500	$300,552	$93,589	$129,767

Reconciliation to Consolidated Statement of Operations:

Consolidated Net Revenues / (Loss) / income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$291,500	$300,552	$(306,681)	$83,883

Corporate operating costs (including non-cash stock-based compensation of $0.6 million and $1.6 million in 2008 and 2007, respectively)	-	-	14,057	12,760
Impairment charge	-	-	336,752	-
Depreciation of station assets	-	-	12,631	9,755
Amortization of broadcast licenses and other intangibles	-	-	9,319	8,057
Interest expense, net	-	-	16,263	10,866
Foreign currency exchange loss, net	-	-	32,291	5,884
Change in fair value of derivatives	-	-	(20,031)	7,200
Other income	-	-	(1,012)	(8,638)
Total Segment Data	$291,500	$300,552	$93,589	$129,767

(1) All net revenues are derived from external customers.  There are no inter-segmental revenues.

(2) Czech Republic networks are TV NOVA, NOVA SPORT and NOVA CINEMA, which was launched in December 2007.

(3) Romanian networks are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, SPORT.RO and MTV.

(4) We acquired our Ukraine (KINO, CITI) operations in January 2006 and ceased operating the CITI channel in January 2009.